                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                          NETGATEWAY, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                                NETGATEWAY, INC.
                                                      300 Oceangate, 5(th) Floor
                                                    Long Beach, California 90802
                                                                    562-308-0010

                                  May   , 2000

To Our Stockholders:

    On behalf of the Board of Directors of Netgateway, Inc., we cordially invite you to attend the special meeting of stockholders of Netgateway to be held at the Hilton Hotel--Long Beach, located at Two World Trade Center, Pacific II, Long Beach, California, on Wednesday, May 24, 2000 at 2:00 p.m., Pacific Daylight Time. A notice of special meeting, proxy card and a proxy statement containing information about the matters to be acted upon at the special meeting are enclosed.

    At the meeting, you will be asked to: (i) approve an amendment to Netgateway's bylaws to adopt a classified board of directors so that only one-half of the directors would be elected annually, (ii) elect six
(6) directors, (iii) approve an amendment to Netgateway' certificate of incorporation increasing the number of authorized shares of common stock from 40,000,000 to 250,000,000, (iv) approve the Netgateway, Inc. 1999 Stock Option Plan for Non-Executives, (v) approve an increase in the number of shares of our common stock reserved for issuance under the 1999 Stock Option Plan for Non-Executives from 2,000,000 shares to 5,000,000 shares and (vi) ratify the appointment of KPMG LLP as Netgateway's independent auditors for our 1999 and 2000 fiscal years. The accompanying notice of special meeting and proxy statement describe these proposals. We encourage you to read this information carefully.

    We urge you to attend the meeting. Your participation in the affairs of Netgateway is important. The meeting is an excellent opportunity for Netgateway's management to discuss our progress with you in person.

    Whether in person or by proxy, it is important that your shares be represented at the meeting. To ensure your participation in the meeting, regardless of whether you intend to attend in person, please complete, sign, date and return the enclosed proxy promptly. If you attend the meeting, you may revoke your proxy at that time and vote in person, if you wish, even if you have previously returned your proxy card.

    We look forward to seeing you at the special meeting.

                                          Sincerely,
                                          /s/ KEITH D. FREADHOFF
                                          Keith D. Freadhoff
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                                          /s/ ROY W. CAMBLIN III
                                          Roy W. Camblin III
                                          CHIEF EXECUTIVE OFFICER

                                NETGATEWAY, INC.
                           300 OCEANGATE, 5(TH) FLOOR
                          LONG BEACH, CALIFORNIA 90802

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2000
                        2:00 P.M. PACIFIC STANDARD TIME

                            ------------------------

To the stockholders of Netgateway, Inc.:

    NOTICE is hereby given that a special meeting of stockholders of Netgateway, Inc., a Delaware corporation, will be held on Wednesday, May 24, 2000 at the Hilton Hotel--Long Beach, located at Two World Trade Center, Pacific II, Long Beach, California, at 2:00 p.m., Pacific Daylight Time for the following purposes:

    1. To approve an amendment to Netgateway's bylaws to adopt a classified board of directors so that only one-half of the directors would be elected annually;

    2. To elect three (3) directors to hold office until the annual meeting of stockholders following the end of Netgateway's fiscal year 2000, and three (3) directors to hold office until the annual meeting of stockholders following the end of Netgateway's fiscal year 2001, or if the proposed amendment in Item 1 is not approved, until the next annual meeting of stockholders, and until their successors have been duly elected and qualified;

    3. To approve an amendment to Netgateway's certificate of incorporation increasing the number of authorized shares of common stock from 40,000,000 to 250,000,000;

    4.  To approve the Netgateway, Inc. 1999 Stock Option Plan for
       Non-Executives;

    5. To approve an increase in the number of shares of our common stock reserved for issuance under the 1999 Stock Option Plan for Non-Executives from 2,000,000 shares to 5,000,000 shares;

    6. To ratify the appointment of KPMG LLP as our independent auditors for our 1999 and 2000 fiscal years; and

    7. To consider and transact such other business as may properly come before the special meeting or any adjournment of the meeting.

    The items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 28, 2000 may vote at the meeting or any adjournment or postponement of the meeting.

    Your vote is important. Please complete, sign, date and return your proxy card in the enclosed envelope promptly.

                                          By Order of the Board of Directors

                                          /s/ CRAIG S. GATARZ
                                          Craig S. Gatarz
                                          SECRETARY

Long Beach, California
May   , 2000

                                NETGATEWAY, INC.
                           300 OCEANGATE, 5(TH) FLOOR
                              LONG BEACH, CA 90802

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    The accompanying proxy is solicited by the Board of Directors of Netgateway, Inc., a Delaware corporation, to be used at the meeting of stockholders. The meeting will be held on Wednesday, May 24, 2000, to be held at the Hilton Hotel--Long Beach, located at Two World Trade Center, Pacific II, Long Beach, California, at 2:00 p.m., Pacific Daylight Time. This proxy statement and the enclosed form of proxy card are being sent to stockholders on or about May 2, 2000.

    At the meeting, stockholders will be asked to consider and vote upon the following items:

ITEM I. To approve an amendment to Netgateway's bylaws to adopt a classified board of directors so that only one-half of the directors would be elected annually;

ITEM II. To elect three (3) directors to hold office until the annual meeting of stockholders following the end of Netgateway's fiscal year 2000, and three (3) directors to hold office until the annual meeting of stockholders following the end of Netgateway's fiscal year 2001, or if the proposed amendment in Item 1 is not approved, until the next annual meeting of stockholders, and until their successors have been duly elected and qualified;

ITEM III. To approve an amendment to Netgateway's certificate of incorporation increasing the number of authorized shares of common stock from 40,000,000 to 250,000,000;

ITEM IV.          To approve the Netgateway, Inc. 1999 Stock Option Plan for
                  Non-Executives;

ITEM V. To approve an increase in the number of shares of our common stock reserved for issuance under the 1999 Stock Option Plan for Non-Executives from 2,000,000 shares to 5,000,000 shares;

ITEM VI. To ratify the appointment of KPMG LLP as our independent auditors for our 1999 and 2000 fiscal years; and

ITEM VII. To consider and transact such other business as may properly come before the special meeting or any adjournment of the meeting.

    The annual report to stockholders enclosed is not to be regarded as proxy soliciting material. If you would like an additional copy, please contact the Company at 300 Oceangate, 5th Floor, Long Beach, California 90802, Attn:
Investor Relations, telephone: (562) 308-0010.

    The Board of Directors of Netgateway believes that the election of its director nominees and the approval of Items I, III, IV, V and VI are in the best interests of Netgateway and its stockholders and recommends to the stockholders that they approve each of the nominees and each of Items I, III, IV, V and VI.

                                     VOTING

VOTING AND REVOCABILITY OF PROXIES

    The accompanying proxy is solicited by Netgateway's board of directors for use at the special meeting. A proxy may be revoked at any time prior to its use by: (1) delivering to our Secretary a signed notice of revocation or a later dated proxy, (2) attending the special meeting and voting in person or
(3) giving notice of revocation of the proxy at the special meeting. Attendance at the special meeting will not in itself constitute the revocation of a proxy. Prior to the special meeting, any written notice of revocation should be sent to Netgateway, Inc., 300 Oceangate, 5th Floor, Long Beach, California 90802,
Attention: Corporate Secretary. Any notice of revocation that is delivered at the special meeting should be hand delivered to our Secretary at or before the vote is taken. A stockholder may be requested to present identification documents for the purpose of establishing such stockholder's identity. This proxy statement, the accompanying proxy card and the annual report to stockholders are being mailed or otherwise distributed to stockholders on or about May 2, 2000.

    The shares of Netgateway common stock, par value $.001, represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no specific instructions are given, the shares will be voted FOR approval of the amendment to the bylaws to provide for a classified board of directors, FOR the election of the nominees for director set forth herein, FOR approval of the amendment to the certificate of incorporation increasing the number of authorized shares of our common stock, FOR approval of the 1999 Stock Option Plan for Non-Executives, FOR approval of an increase in the number of shares of Netgateway common stock reserved for issuance under the 1999 Stock Option Plan for Non-Executives and FOR ratification of KPMG LLP as the firm of independent auditors to audit the consolidated financial statements of Netgateway and its subsidiaries for fiscal years 1999 and 2000. In addition, if other matters come before the special meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

    The board of directors has fixed the close of business on April 28, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting and any adjournment or postponement of the meeting. Only holders of record of common stock on April 28, 2000 are entitled to vote at the special meeting. Each holder of record of common stock at the close of business on April 28, 2000 is entitled to one vote per share on each matter to be voted upon by the stockholders at the special meeting. As of
April 28, 2000, there were             shares of Common Stock issued and
outstanding.

QUORUM, VOTING REQUIREMENTS AND EFFECT OF ABSTENTIONS AND NON-VOTES

    At the special meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. The holders of a majority of the total number of outstanding shares of stock that are entitled to vote at the meeting must be present in person or by proxy in order to have the quorum that is necessary for the transaction of business at the special meeting. The inspectors will treat properly executed proxies marked "ABSTAIN" or required to be treated as "non-votes" as present for purposes of determining whether there is a quorum at the special meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

    The six (6) nominees for director who receive a plurality of the votes cast by the holders of Netgateway common stock, in person or by proxy at the special meeting, will be elected. All other matters will require the approval of a majority of the votes cast by holders of Netgateway common stock, in person or by proxy at the special meeting.

    Netgateway stockholders have no dissenters' or appraisal rights in connection with Items I, II, III, IV, V or VI.

                            AMENDMENT TO THE BYLAWS
                   TO CREATE A CLASSIFIED BOARD OF DIRECTORS
                                    (ITEM I)

    At the meeting we will ask the stockholders to approve an amendment to our bylaws providing for two-year staggered terms of the members of the board of directors. The board of directors has approved and recommends that our stockholders approve an amendment to our bylaws providing for the classification of the board of directors into two classes with staggered two-year terms of office and the ability of the stockholders to remove directors, with cause, by majority vote.

    Our certificate of incorporation does not currently contain any provisions regarding the term of service or removal of directors. The election of directors is currently governed by our bylaws, which provide that all directors are to be elected annually for a term of one year. As a Delaware corporation with significant operations in California, Netgateway may be subject to certain provisions of California corporation law. To the extent Netgateway is subject to California law, certain aspects regarding the election of our directors may be affected. Both California and Delaware law, permit provisions in a certificate of incorporation or bylaw approved by stockholders that provide for a classified board of directors. The proposed classified board amendment would provide that our directors will be classified into two classes (denominated Class I and Class
II), which shall be as nearly equal in number as possible. If the classified board amendment is adopted, three directors will be elected for a term expiring at the 2000 annual meeting ("Class I" directors) and three directors will be elected for a term expiring at the 2001 annual meeting ("Class II" directors). At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified. See "Election of Directors" as to the composition of each class of directors if this proposal is adopted.

    Under California and Delaware law, the board of directors may fill vacancies on a classified board, and the directors so appointed will hold office until the next election of the class to which the director was appointed. Delaware law also provides that, unless a corporation's certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. Presently, under our bylaws, all of our directors are elected annually and any or all may be removed, with cause, by a majority vote of the outstanding shares entitled to vote with respect to an election of directors. The board of directors believes that it is in our best interests to continue to provide the holders of a majority of the shares entitled to vote with respect to the election of directors with the ability to remove directors, with cause, notwithstanding the adoption of a classified board of directors. To the extent Netgateway is subject to California law, any or all of the directors may be removed without cause if the removal is approved by a majority of the outstanding shares of common stock, provided that a director of a classified board may not be removed if the votes cast against removal would be sufficient to elect the director if voted cumulatively (without regard to whether shares are otherwise voted cumulatively) at an election at which the same number of shares votes were cast.

    The proposed classified board amendment will significantly extend the time required to effect a change in control of the board of directors and may discourage hostile takeover bids for Netgateway. Currently, a change in control of the board of directors can be made by stockholders holding a plurality of the votes cast at a single annual meeting. If we implement a classified board of directors, it will take at least two annual meetings to effectuate a change in control of the board of directors, because a majority of the directors cannot be elected at a single meeting. These effects are somewhat mitigated by preserving the ability of a majority of the stockholders to remove any or all directors, with cause, at a special meeting or by written consent.

    Because of the additional time required to change control of the board of directors, the classified board amendment will tend to perpetuate present management. Without the ability to obtain immediate control of the board of directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of Netgateway. Because the classified board amendment will increase the amount of time required for a takeover bidder to obtain control of Netgateway without the cooperation of the board of directors, even if the takeover bidder were to acquire a majority of our outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that stockholders may feel would be in their best interests. The classified board amendment will also make it more difficult for the stockholders to change the composition of the board of directors even if the stockholders believe such a change would be desirable.

    The text of the classified board amendment is set forth below in substantially the form in which it will take effect if the stockholders approve it.

    RESOLVED, THAT THE CORPORATION'S BYLAWS BE AMENDED BY DELETING SECTION 2.1 IN ITS ENTIRETY AND REPLACING IT WITH THE FOLLOWING:

SECTION 2.1 NUMBER AND TERM OF OFFICE.

    The business, property, and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors of not less than one nor more than nine directors; PROVIDED, HOWEVER, that the Board of Directors, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. Each director shall serve (subject to the provisions of Section 2.10 and Article IV) until his or her term has expired and his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

    FURTHER RESOLVED, THAT THE CORPORATION'S BYLAWS BE AMENDED BY ADDING THE FOLLOWING SECTION:

SECTION 2.10. ELECTION OF DIRECTORS.

    (a) The directors shall be elected by the holders of shares entitled to vote thereon at the record date fixed by the Board of Directors for the annual meeting or special meeting, as the case may be, for the election of directors, and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. The election of directors is subject to the provisions for a classified Board of Directors contained in this
Section 2.10.

    (b) Effective upon the election of the directors at the special meeting of stockholders scheduled for May 24, 2000 (or any postponement or adjournment thereof) (the "Special Meeting"), the directors shall be divided into two classes: Class I and Class II. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the annual meeting of stockholders for the second fiscal year following the annual meeting for the fiscal year at which such director was elected; provided, however, that the directors first elected to Class I at the Special Meeting shall serve for a term ending at the annual meeting to be held for fiscal year 2000 and the directors first elected to Class II at the Special Meeting shall serve for a term ending at the annual meeting to be held for fiscal year 2001.

    (c) At each annual election held after the Special Meeting, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of the other class in order more nearly to achieve equality in the number of directors between the classes. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director being succeeded, unless, by reason of any previous changes in the authorized number of directors, the Board of Directors shall designate the vacant directorship as a directorship of the other class in order more nearly to achieve equality in the number of directors between the classes.

    (d) Notwithstanding the rule that the two classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his or her current term or his earlier death, resignation or removal. Any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the two classes shall be as nearly equal in number of directors as possible, shall be allocated to one of the two classes, and the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

    In order to be adopted, this amendment must receive the affirmative vote of at least a majority of the outstanding shares entitled to vote, present in person or represented by proxy.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE BYLAWS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.

                             ELECTION OF DIRECTORS
                                   (ITEM II)

    At the special meeting, six directors are to be elected. If Item 1 is approved, six directors will be elected for the staggered terms set forth below. If Item 1 is not approved, six directors will be elected to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

    It is intended that valid proxies received will be voted, unless contrary instructions are given, to elect the six (6) nominees named in the following table to the directorship indicated therein. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that Netgateway does not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number of or for substitute nominees designated by the board of directors, to the extent consistent with our certificate of incorporation and our bylaws.

    Each of the six (6) nominees for director to be elected are currently members of the board of directors. If elected, each of the six (6) director nominees will hold office as specified in the table below and until his or her respective successor is duly elected and qualified.

    NOMINEES FOR ELECTION AS DIRECTORS TO HOLD OFFICE UNTIL THE 2000 ANNUAL
     MEETING OF STOCKHOLDERS

                                    DIRECTOR
NAME                       AGE       SINCE     POSITIONS WITH THE COMPANY           COMMITTEES
----                     --------   --------   --------------------------   ---------------------------
Keith D. Freadhoff.....     41        1998     Chairman of the Board        Finance
Donald M. Corliss,          50        1998     President,                   Finance
  Jr...................                        Chief Operating Officer
R. Scott Beebe.........     48        1998     Non-Employee Director        Compensation (Chairman),
                                                                            Audit and Finance

    NOMINEES FOR ELECTION AS DIRECTORS TO HOLD OFFICE UNTIL THE 2001 ANNUAL
     MEETING OF STOCKHOLDERS

                                      DIRECTOR
NAME                         AGE       SINCE      POSITIONS WITH THE COMPANY         COMMITTEES
----                       --------   --------   ----------------------------   ---------------------
Roy W. Camblin III.......     53        1999     Chief Executive Officer        Finance
John Dillon..............     50        1999     Non-Employee Director          Compensation
Joseph Roebuck...........     64        2000     Non-Employee Director          N/A

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE INCUMBENT DIRECTORS IDENTIFIED ABOVE.

INFORMATION CONCERNING THE DIRECTOR NOMINEES FOR ELECTION

    Set forth below is information with respect to the individuals who are nominees for election to the board of directors of Netgateway who are standing for election at the special meeting.

    KEITH D. FREADHOFF

    Mr. Freadhoff has served as chairman of the board of directors of Netgateway since its inception in March 1998. He also served as chief executive officer of Netgateway from March 1998 through October 1999. From November 1994 to
November 1997, Mr. Freadhoff was the co-founder, chairman of the board of directors and chief executive officer of Prosoft I-Net Solutions, a public company engaged in development and provision of software and Internet training solutions. From November 1993 to November 1994, Mr. Freadhoff served as the executive director of Career Planning Center, a community based organization serving disadvantaged populations with job training and social services. From 1993 to 1994, he also served as president of the Focus Institute, a California based Microsoft Authorized Training and Education Center. From 1991 to 1992,
Mr. Freadhoff served as a vice president of Frojen Advertising, an advertising and marketing firm. From 1987 to 1991, Mr. Freadhoff founded and served as president of Oasis Corporate Education and Training, a customized training company that developed courseware for manufacturing, financial, service and public organizations. Mr. Freadhoff completed graduate level work at the University of Southern California and earned his undergraduate degree at the University of Nebraska.

    ROY W. CAMBLIN III

    Mr. Camblin has served as Chief Executive Officer of Netgateway since October 1999. He has been a director of the Company since December 15, 1999. Mr. Camblin served as chief information officer of the Company from July 1999 until his appointment as chief executive officer. Prior to joining the Company, from May 1998 until July 1999, Mr. Camblin was the global chief information officer, executive vice president and executive committee member of CB Richard Ellis. From January 1996 to April 1998, Mr. Camblin was the head of global operations and technology, Investment Products Division at Citibank. From
July 1993 to December 1995, Mr. Camblin was the chief information officer and senior vice president of Oracle Corporation. From June 1989 until July 1993, Mr. Camblin was a senior vice president at Wells Fargo Bank, responsible for operations and technologies for wholesale banking and also responsible for credit card technologies. Prior to Wells Fargo, Mr. Camblin spent over five years at Charles Schwab in several management positions. Other career experiences included twelve years as an officer and pilot in the United States Air Force, with jobs including chief of operations plans and chief of flight management for the Pacific region. Mr. Camblin has a Bachelor of Science degree in Marketing from Florida State University and a Masters degree in Systems Management from the University of Southern California. Past recognitions have included "Visionary of the Year", awarded by Sun Microsystems in 1992.

    DONALD M. CORLISS, JR.

    Mr. Corliss has served as the President and a Director of Netgateway since March 1998. He was appointed chief operating officer in March 2000. From 1993 to June 1998, Mr. Corliss was an independent investor and owned, developed and served in senior management positions with several business and development ventures. From July 1993 through June 1998, Mr. Corliss served as a vice president and a director of Westover Hills Development, Inc., a real estate development company. From August 1993 through June 1998, Mr. Corliss served as a vice president and a director of the general partner of Brentwood Development, a residential real estate development company, and was responsible for management of the development projects undertaken by this company. From August 1994 through March 1998, Mr. Corliss served as a consultant and was a founder of Ice Specialty Entertainment, a developer of ice arena complexes, and was responsible for the structuring and negotiation of the business and projects undertaken by this company. From June 1995 to date, Mr. Corliss served as a director and secretary of SHH Properties, Inc., a real estate investment company. From 1996 to June 1998, Mr. Corliss served as a vice president and a director of Brentwood Development III, Inc., a real estate development company, which was one of two corporate general partners of Inglehame Farms L.P. From 1997 through May 1998, Mr. Corliss served as a vice president and a director of Executive Property Management Services, Inc., a provider of executive management services relating to real estate development. As co-founder in many of these projects, Mr. Corliss' responsibilities included the operation, management, structuring and implementation of business strategies and plans, as well as the development and implementation of the general business and accounting systems necessary for such business operations. Two of these real estate development ventures, Westover Hills Development, Inc. and Inglehame Farms L.P., sought protection from creditors under chapter 11 of the United States Bankruptcy Code in 1997 and 1998, respectively. Westover has since emerged from chapter 11 and has resumed operations. Prior to 1993, Mr. Corliss was engaged in private law practice.
Mr. Corliss earned a Masters of Law degree in Taxation from New York University, his Juris Doctorate degree from the University of Santa Clara, and a Bachelor of Arts degree from the University of California at Santa Barbara.

    R. SCOTT BEEBE

    Mr. Beebe has served as a director since June 1998. From April 1987 through June 1998, Mr. Beebe served as the managing partner of Steps, Inc., an investment and consulting firm specializing in technology growth companies.
Mr. Beebe was a registered representative in the securities industry from 1982 through 1998. Mr. Beebe received a Bachelor of Arts degree in English from the University of California at Berkeley in 1973.

    JOHN DILLON

    Mr. Dillon was appointed to the board of directors on December 15, 1999.
Mr. Dillon was named president and chief executive officer of Salesforce.com in September 1999. Before joining Salesforce.com, Mr. Dillon was interim president and chief executive officer for Perfecto Technologies, a start-up company delivering solutions for ensuring Internet application security. Prior to joining Perfecto, he served as president and chief executive officer for Hyperion, the global company formed through the merger of Arbor Software and Hyperion Software. Mr. Dillon also spent five years with Arbor Software as vice president of sales and then as president and chief executive officer. Earlier in his career, Mr. Dillon was employed at Oracle Corporation and Grid Systems in various sales management capacities and at Electronic Data Systems Corporation as a systems engineer. A graduate of the United States Naval Academy at Annapolis, Mr. Dillon received a Bachelor of Science degree in engineering and a Masters of Business Administration degree from Golden Gate University. He served five years of active duty in the United States Navy nuclear submarine service and retired with the rank of commander from the Naval Reserve.

    JOSEPH ROEBUCK

    Mr. Roebuck was appointed to the board of directors on April 7, 2000.
Mr. Roebuck has served as vice president of strategic sales of Sun Microsystems Computer Systems Division since 1990. Prior to 1990, Mr. Roebuck held the position of vice president for U.S. and intercontinental sales for Asia, Latin America and Canada at Sun Microsystems. Mr. Roebuck joined Sun Microsystems as the vice president of sales in 1983. Prior to 1983, he served as director of vertical marketing for Apple Computer. Mr. Roebuck previously served as a lieutenant junior grade in the United States Navy. Mr. Roebuck received his Bachelor of Arts degree from Cornell University and completed the advanced management program at Harvard Business School.

COMPENSATION OF DIRECTORS

    On December 15, 1999, the board of directors approved a compensation package for non-employee directors. At that time, the non-employee directors of Netgateway were Messrs. Beebe and Dillon, William Brock and Ronald Spire. As part of the compensation package, each non-employee director is paid to $15,000 annually for their services as directors, payable in four quarterly installments. In addition, as part of their compensation package for serving as directors, Messrs. Beebe, Dillon and Spire were each granted options to purchase 20,000 shares of common stock under the 1999 Stock Option Plan for Non-Executives. The options vest quarterly over a two-year period beginning on January 1, 2000. At the time of his appointment to the board of directors in July 1999, Mr. Brock was granted options to purchase 150,000 shares of common stock pursuant to our 1999 Stock Option Plan for Non-Executives. Mr. Brock's options vest monthly over a one-year period beginning on July 26, 1999. At the time of his appointment to the board of directors in April 2000, Mr. Roebuck was granted options to purchase 180,000 shares of common stock under the 1999 Stock Option Plan for Non-Executives. Mr. Roebuck's options vest annually over a three year period from the date of grant.

    Messrs. Freadhoff, Camblin and Corliss are employees of Netgateway and are not compensated for their services as directors.

    All directors are reimbursed for reasonable expenses incurred in connection with attending meetings of the board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Netgateway's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of Netgateway's equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock of Netgateway. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission under Section 16(a).

    We were not a reporting company under the Exchange Act during our fiscal year 1999. Based solely upon a review of Forms 3 and Forms 4 and amendments furnished to Netgateway under Rule 16a-3(e) for the period from July 1, 1999 (the start of our fiscal year 2000) through the date of these proxy materials, we believe that all directors, executive officers and beneficial owners of more than 10% of the common stock have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act.

BOARD OF DIRECTORS AND BOARD COMMITTEES

    During fiscal year 1999, the board of directors held one (1) regularly scheduled meeting and acted by unanimous written consent on twenty-six
(26) occasions. For the period from July 1, 1999 through March 31, 2000, the board of directors held eight (8) regularly scheduled meetings and acted by unanimous written consent on fourteen (14) occasions. In addition to attending meetings, directors also discharge their responsibilities by review of company reports to directors, visits to company facilities, correspondence and telephone conferences with the company's executive officers and others regarding matters of interest and concern to Netgateway.

    The board of directors has standing audit, finance and compensation committees. All committees report their activities, actions and recommendations to the board of directors.

    In September 1998, the board of directors created a compensation committee, which is currently comprised of Messrs. Beebe, Brock and Dillon. The compensation committee has (i) full power and authority to interpret and supervise the administration of our stock option plans and (ii) the authority to review all of our compensation matters.

    In April 1999, the board of directors created an audit committee, which is currently comprised of Messrs. Beebe and Brock. As of the date of this proxy statement, the audit committee has one vacancy. The audit committee is responsible for, among other things, reviewing the results of the audit engagement with our independent auditors; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors' fees; and recommending the engagement of auditors to the full board of directors.

    In January 2000, the board of directors created a finance committee, which is currently comprised of Messrs. Freadhoff, Corliss, Beebe, Camblin, Bassett-Parkins, Brock and Dillon. The finance committee is responsible for reviewing Netgateway's annual operating budgets, strategic business objectives and financial projections. Additionally, the finance committee is responsible for reviewing all proposed financing transactions, merger and acquisition transactions and advising the board of directors on all matters related to our financial condition.

COMPENSATION COMMITTEE INTERLOCKS

    We did not have a compensation committee during the period from our inception on March 2, 1998 through September 30, 1998. Messrs. Beebe, Brock and Dillon currently are members of the compensation committee. No interlocking relationships exist between our compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. There are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of our directors and executive officers.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation committee believes that the compensation levels of our executive officers, who provide leadership and strategic direction for Netgateway, should consist of (i) base salaries that are commensurate with executives of other comparable e-commerce companies and (ii) cash bonus opportunities based on achievement of objectives set by the compensation committee with respect to the chairman, the chief executive officer and the president/chief operating officer and by the chief executive officer and the president/chief operating officer in consultation with the compensation committee with respect to the other executive officers of Netgateway. The compensation committee also believes that it is important to provide Netgateway's executive officers with significant stock-based incentive compensation that increases in value in direct correlation with improvement in the performance of Netgateway's common stock, thereby aligning management's interest with that of our stockholders.

    The compensation committee considers the following factors (ranked in order of importance) when determining compensation of our executive officers:
(i) Netgateway's performance measured by attainment of specific strategic objectives, stock price performance and operating results; (ii) the individual performance of each executive officer, including the achievement by the executive (or the executive's functional group) of identified goals; and
(iii) historical cash and equity compensation levels.

    CASH COMPENSATION

    The salaries of some of our executive officers were initially set by their respective employment agreements, which provide that Netgateway may increase their base salary throughout the term or any renewal term of their respective agreements. Each agreement is consistent with our compensation policy described above.

    As stated above, the compensation of executive officers is also based in part upon individual performance and comparative industry compensation levels. Early in each year, a performance plan is established. Each plan sets forth overall goals to be achieved by Netgateway, as well as specific performance goals to be achieved by each of our executive officers according to his or her duties and responsibilities, for the relevant year. For fiscal years 1999 and 2000, these overall compensation goals include: (i) the meeting of targets relating to the gross revenues arising from e-commerce services; (ii) the meeting of targets relating to new customers in each of our targeted markets and to additional sales to existing customers in each of those markets; (iii) the acquisition of technologies and businesses consistent with our business and product goals and the successful integration of the acquired businesses and technologies; (iv) the enhancement of strategic relationships; (v) the meeting of cash flow, expense and other budgetary targets; and (vi) the achievement of appreciation in our stock price.

    The base salaries of each of the executive officers identified below were either set by, or determined by reference to, that executive's employment agreement (see "Executive Compensation--Employment Agreements"). Bonus compensation for each executive was determined based on the executive's achievement of overall corporate goals and individual and functional area goals during fiscal year 1999 and for the period through March 31, 2000. Other executive officers received salary increases and bonuses based on their achievement of overall corporate goals and individual and functional area goals during fiscal year 1999 and for the period through March 31, 2000. On average, the compensation committee believes the cash compensation for our executive officers is comparable to industry salary and bonus levels.

    EQUITY COMPENSATION

    The full board of directors and, upon formation of the compensation committee, the non-employee members of the compensation committee, administer and authorize all grants and awards made under the 1998 Stock Compensation Program, the 1998 Stock Option Plan for Senior Executives and the 1999 Stock Option Plan for Non-Executives. In some instances, awards are authorized for new employees as incentives to join Netgateway. In determining whether and in what amount to grant stock options or other equity compensation to executive officers in fiscal year 1999, the board of directors or the non-employee members of the compensation committee considered the amount and date of vesting of currently outstanding incentive equity compensation granted previously to each executive officer. The compensation committee believes that continued grants of equity compensation to key executives are necessary to retain and motivate exceptionally talented executives who are necessary to achieve our long-term goals, especially at a time of significant growth and competition in our industry.

    During fiscal year 1999 and for the period through March 31, 2000, the board of directors or non-employee members of the compensation committee approved grants of equity compensation to all the executive officers named in the Summary Compensation Table below and approved grants of equity compensation to certain of the other executive officers, consistent with the board of directors' and compensation committee's overarching policy of granting equity compensation to key executives and to our employees in general.

EXECUTIVE COMPENSATION

    The following table and discussion summarizes the compensation for (a) the individuals who served as chief executive officer during fiscal year 1999 and the four most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers at the end of fiscal year 1999 (Messrs. Freadhoff, Corliss, Bassett-Parkins, Gatarz and Ms. Ngo), and
(b) individuals who served as the chief executive officer and each of the five other most highly compensated executive officers through March 31, 2000 of fiscal year 2000 (Messrs. Freadhoff, Camblin, Corliss, Bassett-Parkins, Gatarz and Spencer and Ms. Ngo for the years indicated during which each person was employed by us.

                  SUMMARY COMPENSATION TABLE FISCAL YEAR 1999

                                        ANNUAL COMPENSATION                   LONG-TERM COMPENSATION AWARDS
                           ---------------------------------------------   ------------------------------------
                                                               OTHER       RESTRICTED
                                                               ANNUAL        STOCK       STOCK
NAME AND                               SALARY     BONUS     COMPENSATION     AWARDS     OPTIONS     ALL OTHER
PRINCIPAL POSITION           YEAR       ($)        ($)          ($)         (1) ($)       (#)      COMPENSATION
------------------         --------   --------   --------   ------------   ----------   --------   ------------
Keith D. Freadhoff ......    1999     100,625     57,500            --     $3,200,000(2)       (2)         --
  Chief Executive Officer
  and Director

Roy W. Camblin III(3)....    1999          --         --            --             --         --           --

Donald M. Corliss,           1999      96,250     50,000            --     $3,200,000(4)       (4)     --
  Jr. ...................
  President and Director

David Bassett-Parkins ...    1999      87,500     50,000            --     $3,200,000(5)       (5)         --
  Chief Financial Officer
  and Chief Operating
  Officer

Simon Spencer(6).........    1999          --         --            --             --         --           --

Hahn Ngo ................    1999      75,000     25,000            --             --    150,000(7)         --
  Executive Vice
  President of Operations
  and Secretary

Craig S. Gatarz .........    1999      30,000      7,500            --             --    161,812(8)         --
  General Counsel

--------------------------

(1) Subsequent to June 30, 1999, we terminated performance-based stock options exercisable for an aggregate of 780,000 shares of common stock and other stock options exercisable for an aggregate 1,200,000 shares of common stock granted to Messrs. Freadhoff, Corliss and Bassett-Parkins and issued in lieu of these options restricted stock awards of an aggregate of 1,200,000 shares of common stock.

(2) During the year ended June 30, 1999, Mr. Freadhoff earned performance-based stock options exercisable for an aggregate of 69,000 shares of common stock and other options exercisable for an aggregate of 200,000 shares of common stock. Subsequent to June 30, 1999, all performance and other options granted to Mr. Freadhoff, including the options referenced in the preceding sentence, were terminated. In lieu of these options, Mr. Freadhoff received a restricted stock award of 400,000 shares of common stock.

(3) Mr. Camblin commenced his employment with us in August 1999.

(4) During the year ended June 30, 1999, Mr. Corliss earned performance-based stock options exercisable for an aggregate of 64,000 shares of common stock and other options exercisable for an aggregate of 200,000 shares of common stock. Subsequent to June 30, 1999, all performance and other options granted to Mr. Corliss, including the options referenced in the preceding sentence, were terminated. In lieu of these options, Mr. Corliss received a restricted stock award of 400,000 shares of common stock.

(5) During the year ended June 30, 1999, Mr. Bassett-Parkins earned performance-based stock options exercisable for an aggregate of 60,000 shares of common stock and other options exercisable for an aggregate of 200,000 shares of common stock. Subsequent to June 30, 1999, all performance and other options granted to Mr. Bassett-Parkins, including the options referenced in the preceding sentence, were terminated. In lieu of these options, Mr. Bassett-Parkins received a restricted stock award of 400,000 shares of common stock.

(6) Mr. Spencer commenced his employment with us in September 1999.

(7) During the year ended June 30, 1999, Ms. Ngo earned performance-based stock options exercisable for an aggregate of 50,000 shares of common stock and other options exercisable for an aggregate of

    133,333 shares of common stock. Subsequent to June 30, 1999, all performance options granted to Ms. Ngo, including the performance options referenced in the preceding sentence, were terminated and all other options awarded to Ms. Ngo were reduced so as to be exercisable for an aggregate of 150,000 shares of common stock. As a result of this amendment, options exercisable for an aggregate of 75,000 shares of common stock were declared vested as of June 30, 1999.

(8) At June 30, 1999, Mr. Gatarz held options exercisable for an aggregate of 161,812 shares of common stock. Subsequent to June 30, 1999, we amended performance-based stock options exercisable for an aggregate of 150,000 shares of common stock granted to Mr. Gatarz so as to vest over a period of two years and not as a result of the satisfaction of performance milestones. As a result of this amendment, options exercisable for an aggregate of 21,703 shares of common stock were declared vested as of June 30, 1999.

                     SUMMARY COMPENSATION FISCAL YEAR 2000
                            (THROUGH MARCH 31, 2000)

                                        ANNUAL COMPENSATION                   LONG-TERM COMPENSATION AWARDS
                           ---------------------------------------------   ------------------------------------
                                                               OTHER       RESTRICTED
                                                               ANNUAL        STOCK       STOCK      ALL OTHER
NAME AND                               SALARY     BONUS     COMPENSATION     AWARDS     OPTIONS    COMPENSATION
PRINCIPAL POSITION           YEAR       ($)        ($)          ($)           ($)         (#)          ($)
------------------         --------   --------   --------   ------------   ----------   --------   ------------
Keith D. Freadhoff ......    2000     150,982     57,500            --             --         --           --
  Chairman of the Board
  of Directors

Roy W. Camblin III ......    2000     120,299     28,750            --     $3,375,000(1)  200,000(2)         --
  Chief Executive Officer
  Chief Information
  Officer and Director

Donald M. Corliss,           2000     144,473     55,000            --             --         --           --
  Jr. ...................
  President, Chief
  Operating Officer and
  Director

David                        2000     131,288     50,000            --             --         --           --
  Bassett-Parkins(3).....

Hahn Ngo(4)..............    2000     101,265     37,500            --             --    150,000(5)         --

Simon Spencer ...........    2000      93,785     52,500            --             --    150,000(6)         --
  Chief Technical Officer
  and Chief Information
  Officer

Craig S. Gatarz .........    2000      98,484     37,500            --             --    161,812(7)         --
  General Counsel and
  Secretary

--------------------------

(1) In November 1995, Mr. Camblin received a restricted stock award of 500,000 shares of common stock.

(2) At March 31, 2000, Mr. Camblin held options exercisable for an aggregate of 200,000 shares of common stock. Of these options, options exercisable for 116,667 shares of common stock were declared vested as of March 31, 2000.

(3) Mr. Bassett-Parkins no longer serves as the chief financial officer or chief operating officer. He remains a director.

(4) Ms. Ngo no longer serves as the executive vice president--operations or secretary.

(5) At March 31, 2000, Ms. Ngo held options exercisable for an aggregate of 150,000 shares of common stock. Of these options, options exercisable for 150,000 shares of common stock were declared vested as of March 31, 2000.

(6) At March 31, 2000, Mr. Spencer held options exercisable for an aggregate of 150,000 shares of common stock. Of these options, options exercisable for 12,500 shares of common stock were declared vested as of March 31, 2000.

(7) At March 31, 2000, Mr. Gatarz held options exercisable for an aggregate of 161,821 shares of common stock. Of these options, options exercisable for 77,616 shares of common stock were declared vested as of March 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning options to purchase common stock that were granted in fiscal year 1999 to the named executive officers. Netgateway did not grant SARs in fiscal year 1999.

                              INDIVIDUAL GRANTS
                          -------------------------
                                        PERCENT OF                                                 POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF       TOTAL                                                       ASSUMED ANNUAL RATES OF
                          SECURITIES     OPTIONS                                                   STOCK PRICE APPRECIATION FOR
                          UNDERLYING    GRANTED TO    EXERCISE                        CLOSING             OPTION TERM ($)
                           OPTIONS     EMPLOYEES IN    OR BASE                          SALE     ---------------------------------
NAME                       GRANTED     FISCAL YEAR    PRICE ($)    EXPIRATION DATE    PRICE($)      5%          10%        0%(7)
----                      ----------   ------------   ---------   -----------------   --------   ---------   ---------   ---------
Keith D. Freadhoff......   276,000(1)       7.7         2.50      December 15, 2008     4.87     1,499,430   2,796,301   1,262,560
                           400,000(1)      11.1         4.87      December 15, 2008     4.87     1,225,087   3,104,610          --

Roy W. Camblin III(2)...        --           --           --                     --       --            --          --          --

Donald M. Corliss,         264,000(3)       7.3         2.50      December 15, 2008     4.87     1,434,237   2,674,723   1,207,666
  Jr....................   400,000(3)      11.1         4.87      December 15, 2008     4.87     1,225,087   3,104,610          --

David Bassett-Parkins...   240,000(4)       6.7         2.50      December 15, 2008     4.87     1,303,852   2,431,566   1,097,878
                           400,000(4)      11.1         4.87      December 15, 2008     4.87     1,225,087   3,104,610          --

Hahn Ngo................   200,000(5)       5.6         2.50      December 15, 2008     4.87     1,086,543   2,026,305     914,898
                           266,667(5)       7.4         4.87      December 15, 2008     4.87       816,726   2,069,743          --

Simon Spencer(6)........        --           --           --                     --       --            --          --          --

Craig S. Gatarz.........   150,000          4.2         6.50          April 4, 2009    12.88     2,172,024   4,036,110   1,815,921
                            11,812          0.3         5.17          April 4, 2009    12.88       186,750     333,540     144,147

------------------------------

*   Less than one percent.

(1) Subsequent to June 30, 1999, all of these options granted to Mr. Freadhoff were terminated.

(2) Mr. Camblin commenced his employment with us in August 1999.

(3) Subsequent to June 30, 1999, all of these options granted to Mr. Corliss were terminated.

(4) Subsequent to June 30, 1999, all of these options granted to Mr. Bassett-Parkins were terminated.

(5) Subsequent to June 30, 1999, options for an aggregate of 316,667 shares of common stock granted to Ms. Ngo were terminated.

(6) Mr. Spencer commenced his employment with us in September 1999.

(7) Calculated using the Black Scholes pricing model with the following assumptions: (a) volatility--100%, (b) risk free rate--5%, (c) dividend yield--0% and (d) time of exercise--10 years.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning the year-end number and value of unexercised options with respect to each of the named executive officers. None of these individuals exercised any options during this period.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS                IN-THE-MONEY OPTIONS
                                                    AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Keith D. Freadhoff(2)..........................         --             --              --             --

Roy W. Camblin III(3)..........................         --             --              --             --

Donald M. Corliss, Jr.(4)......................         --             --              --             --

David Bassett-Parkins(5).......................         --             --              --             --

Simon Spencer(6)...............................         --             --              --             --

Hahn Ngo(7)....................................     75,000         75,000         478,500        478,500

Craig Gatarz(8)................................     21,703        140,109         103,089        665,118

------------------------

(1) Based on the closing sale price of our common stock on the OTC bulletin board at fiscal year end of $11.25 per share less the exercise price payable for the shares. The fair market value of our common stock at June 30, 1999 was determined on the basis of the closing sale price of our common stock on June 30, 1999.

(2) At June 30, 1999, Mr. Freadhoff held stock options under our plans exercisable for an aggregate of 676,000 shares of common stock. Subsequent to June 30, 1999, all of these options granted to Mr. Freadhoff were terminated. In lieu of these options, Mr. Freadhoff received a restricted stock award of 400,000 shares of common stock. At June 30, 1999, Mr. Freadhoff held exercisable in-the-money stock options for an aggregate of 200,000 shares of common stock with a value of $1,276,000 and held unexercisable in-the-money stock options for an aggregate of 476,000 shares of common stock with a value of $3,036,880.

(3) Mr. Camblin commenced his employment with us in August 1999.

(4) At June 30, 1999, Mr. Corliss held stock options under our plans exercisable for an aggregate of 664,000 shares of common stock. Subsequent to June 30, 1999, all of these options granted to Mr. Corliss were terminated. In lieu of these options, Mr. Corliss received a restricted stock award of 400,000 shares of common stock. At June 30, 1999, Mr. Corliss held exercisable in-the-money stock options for an aggregate of 200,000 shares of common stock with a value of $1,276,000 and held unexercisable in-the-money stock options for an aggregate of 464,000 shares of common stock with a value of $2,960,320.

(5) At June 30, 1999, Mr. Bassett-Parkins held stock options under our plans exercisable for an aggregate of 640,000 shares of common stock. Subsequent to June 30, 1999, all of these options granted to Mr. Bassett-Parkins were terminated. In lieu of these options, Mr. Bassett-Parkins received a restricted stock award of 400,000 shares of common stock. At June 30, 1999, Mr. Bassett-Parkins held exercisable in-the-money stock options for an aggregate of 200,000 shares of common stock with a value of $1,276,000 and held unexercisable in-the-money stock options for an aggregate of 440,000 shares of common stock with a value of $2,807,200.

(6) Mr. Spencer commenced his employment with us in September 1999.

(7) At June 30, 1999, Ms. Ngo held stock options under our plans exercisable for an aggregate of 466,667 shares of common stock. Subsequent to June 30, 1999, options exercisable for an aggregate of 316,667 shares of common stock granted to Ms. Ngo were terminated. At June 30, 1999, Ms. Ngo held exercisable in-the-money stock options for an aggregate of 133,333 shares of common stock with a value of $850,665 and held unexercisable in-the-money stock options for an aggregate of 333,334 shares of common stock with a value of $2,126,671.

(8) At June 30, 1999, Mr. Gatarz held stock options under our plans exercisable for an aggregate of 161,812 shares of common stock. Subsequent to June 30, 1999, we amended performance-based stock options exercisable for an aggregate of 150,000 shares of common stock granted to Mr. Gatarz so as to provide that these options would vest over a period of two years and not as a result of the satisfaction of performance milestones. As a result of this amendment, options exercisable for an aggregate of 21,703 shares of common stock were declared vested as of June 30, 1999. Accordingly, at June 30, 1999, Mr. Gatarz held exercisable in-the-money stock options for an aggregate of 21,703 shares of common stock with a value of $103,089 and held unexercisable in-the-money stock options for an aggregate of 140,109 shares of common stock with a value of $665,118.

EMPLOYMENT AGREEMENTS aND CHANGE OF CONTROL ARRANGEMENTS

    The following table summarizes the key provisions of the employment agreements of the named executive officers.

                                CONTRACT             CONTRACT
                              COMMENCEMENT         TERMINATION                                           BONUS
NAME AND POSITION                 DATE                 DATE              PER ANNUM SALARY             ARRANGEMENTS
-----------------          ------------------   ------------------   ------------------------   ------------------------
Keith D. Freadhoff .....   January 1, 1999      December 31, 2001    $185,000 through           $57,500 payable in June
  Chairman                                                           June 30, 1999; $201,250    1999; Eligible for bonus
                                                                     thereafter                 of up to $28,750 for
                                                                                                each of the three month
                                                                                                periods ended
                                                                                                September 30, 1999 and
                                                                                                December 31, 1999 upon
                                                                                                satisfaction of earnings
                                                                                                milestones; Otherwise as
                                                                                                determined by the board
                                                                                                of directors.

Roy W. Camblin III .....   August 13, 1999       July 25, 2000       $175,000                   As determined by the
  Chief Executive                                                                               board of directors
  Officer

Donald M. Corliss,         January 1, 1999      December 31, 2001    $185,000 through           $55,000 payable in July
  Jr. ..................                                             June 30, 1999; $192,500    1999; Eligible for bonus
  President, Chief                                                   thereafter                 for each of the three
  Operating Officer and                                                                         month periods ended
  Director                                                                                      September 30, 1999 and
                                                                                                December 31, 1999 upon
                                                                                                satisfaction of earnings
                                                                                                milestones; Otherwise as
                                                                                                determined by the board
                                                                                                of directors

Simon Spencer ..........    March 1, 2000       February 28, 2002    $200,000                   As determined by the
  Chief Information                                                                             board of directors
  Officer

David                      January 1, 1999      December 31, 2001    $175,000                   $25,000 payable in
  Bassett-Parkins ......                                                                        December 1999; Eligible
                                                                                                for bonus for each of
                                                                                                the three month periods
                                                                                                ending September 30,
                                                                                                1999 and December 30,
                                                                                                1999 upon satisfaction
                                                                                                of earning milestones;
                                                                                                Otherwise as determined
                                                                                                by the board of
                                                                                                directors

Hanh Ngo ...............   January 1, 1999      December 31, 2001    $135,000                   $25,000 payable on
                                                                                                December 1999; Eligible
                                                                                                for bonus each of the
                                                                                                three month periods
                                                                                                ending September 30,
                                                                                                1999 and December 30,
                                                                                                1999 upon satisfaction
                                                                                                of earning milestones;
                                                                                                Otherwise as determined
                                                                                                by the board of
                                                                                                directors

Craig S. Gatarz ........    April 5, 1999        April 5, 2002       $120,000 through           As determined by the
  General Counsel and                                                June 30, 1999; $150,000    board of directors.
  Corporate Secretary                                                through March 31, 2000;
                                                                     $175,000 thereafter

    In the event of a change in control of Netgateway, all options previously granted to these individuals that remain unvested will vest immediately. Upon a termination of the employment of any of these individuals following a change in control for any reason other than the relevant officer's death or disability or for cause, as defined in each employee's employment agreement, Netgateway is required to pay to the individual, in the case of Messrs. Freadhoff, Corliss and Bassett-Parkins a lump sum severance payment equal to three times the sum of
(1) his then current annual salary and (2) his highest bonus in the three-year period preceding the change in control, and, in the case of Messrs. Camblin, Gatarz and Spencer and Ms. Ngo a lump sum severance payment equal to two times the sum of (1) his or her then current annual salary and (2) his or her highest bonus in the three year period preceding the change in control. If this severance payment results in the imposition of an excise tax on the relevant individual, Netgateway is required to gross up this individual for the excess tax and any income taxes arising as a result of the gross up payment. In addition, if the relevant individual's employment is terminated by Netgateway without cause or by the relevant individual with good reason, then Netgateway is required to pay the relevant individual a lump sum severance payment equal to his or her current annual salary for the remainder of the employment period. The relevant individual may terminate his or her employment at any time upon at least thirty (30) days written notice to us. Upon the termination of the agreement, the relevant individual is subject to non-competition, non-disclosure and non-solicitation provisions for one year.

RELATED PARTY TRANSACTIONS

    In July 1998 and August 1998, we loaned $600,000 and an additional $200,000, respectively, to Admor Memory Corp., a California-based computer memory maker, during our then pending acquisition of Admor. The acquisition was not consummated and was subsequently abandoned. This loan was due and payable on December 31, 1999 and accrued interest at the rate of 9.5% per annum until October 1999 and 10% thereafter per annum. In August 1998, we agreed to subordinate this obligation to a credit facility obtained by Admor and to receive payment of this obligation from the net income and the proceeds of equity sales of Admor. Subsequently, Admor defaulted on this credit facility and entered receivership. We reduced the value of this loan in our financial statements to zero effective December 31, 1998. Keith D. Freadhoff, chairman of the board of directors, and Scott Beebe, one of our directors, beneficially own less than 1% and 2.89%, respectively, of the outstanding capital stock of Admor. Donald Danks, the beneficial owner of 491,783 shares of our common stock, owned approximately 1.6% of the outstanding common stock of Admor. Such individuals did not directly or indirectly receive any of the proceeds of these loans.

    From Netgateway's formation on March 2, 1998 until June 1998, our business plan was to engage in the licensing and distribution of software support materials for the governmental and educational markets. In June 1998, we changed our business model to the development of technology to enable businesses and other organizations to engage in electronic commerce. In connection with the implementation of our initial business plan, we entered into sublicensing agreements related to proprietary courseware of ProSoft, an Internet training solutions provider based in Austin, Texas. ProSoft entered into a courseware reproduction and licensing agreement with Steps, Inc. ("Steps") granting Steps the exclusive right to sell courseware to the federal government. This licensing obligation was personally guaranteed by Scott Beebe. ProSoft also entered into a courseware reproduction and licensing agreement with Training Resources International, granting an exclusive right to sell courseware in the education market. This licensing obligation was personally guaranteed by Michael Khaled, one of our significant stockholders. Netgateway, with the consent of ProSoft, entered into exclusive sublicense agreements with each of Steps and Training Resources. In consideration of the sublicense from Training Resources, Netgateway agreed to assume the minimum royalty payments required under its master license, totaling $1,600,000. In consideration of the sublicense from Steps, we

    - assumed the minimum royalty payments required under their master license, totaling $1,500,000;

    - assumed Steps' $200,000 obligation to Vision Holdings, Inc., which had advanced funds to Steps in connection with its master license; and

    - issued 1,000,000 shares of common stock to Steps.

    Of this aggregate obligation of $3,300,000, we paid approximately $1,500,000. Due to a lack of revenue derived from these licenses, Netgateway terminated the licenses and, in December 1998, entered into a settlement agreement under which we have been released from all further obligations with respect to the remaining amounts payable. Steps is substantially owned by Scott Beebe, one of our directors and significant stockholders. Training Resources is owned by Michael Khaled, another of our significant stockholders. Mr. Freadhoff was a founder of ProSoft and ProSoft's chief executive officer and a director until his resignation in November 1997. Mr. Freadhoff beneficially owns approximately 3.32% of the outstanding common stock of ProSoft. Donald M. Corliss, Jr., our president, chief operating officer and a director, and Scott Beebe, one of our directors, each beneficially owns less than 1%, of the outstanding common stock of ProSoft. Donald Danks, the beneficial owner of 491,783 shares of our common stock, was an officer, director and significant stockholder of ProSoft until early 1998.

    During the period from March 2, 1998 through June 30, 1998, Mr. Freadhoff loaned Netgateway $132,429, $100,000 of which was converted into a capital contribution in June 1998. The remaining balance of $32,429 is not interest bearing and is repayable upon demand. During the year ended June 30, 1999, $30,630 was repaid.

    During the period from March 2, 1998 through June 30, 1998, Netgateway stockholders Michael Khaled, Donald Danks, and Lynn Turnbow paid on Netgateway's behalf to ProSoft under its master licenses, $200,000, $100,000 and $100,000, respectively, in exchange for an aggregate of 600,000 shares of common stock.

    In May 1999, Mr. Freadhoff loaned Netgateway $100,000. The loan was non-interest bearing. This loan was repaid with a portion of the proceeds of our Summer 1999 private placement. In June 1999, Netgateway loaned Mr. Freadhoff $30,000 which was repaid in July 1999.

    In November 1998, we issued warrants exercisable for an aggregate of 300,000 shares of common stock; 50,000 shares of common stock to each of Messrs. Freadhoff, Beebe, Danks and Vanderhoof, and 100,000 shares of common stock to Michael Khaled, a significant stockholder. The warrants were issued to reimburse Messrs. Freadhoff, Beebe, Danks and Vanderhoof for voluntarily transferring to Mr. Khaled an equal number shares of common stock to settle a dispute between Netgateway and Mr. Khaled. These warrants are exercisable at $1.00 per share and expire in November 2000.

    In December 1998, Messrs. Freadhoff, Beebe, Danks and Vanderhoof, contributed to a master trust 450,000, 100,000, 100,000, and 100,000 shares of common stock, respectively. The trustee of the master trust is Mr. Freadhoff and these individuals are the beneficiaries of this trust. The master trust sold 350,000 of these shares to each of two trusts the trustee of which is Mr. Freadhoff and the beneficiary of one of which is Donald M. Corliss, Jr., our president, chief operating officer and one of our directors, and the beneficiary of one of which is David Bassett-Parkins, formerly our chief financial officer and chief operating officer and one of our directors, in exchange for a promissory note from each of these trusts in the principal amount of $350,000. Each of these individuals has delivered to their respective trust a promissory note in the principal amount of $350,000. The master trust sold the remaining 50,000 of these shares to a trust the trustee of which is Mr. Freadhoff and the beneficiary of which is Hanh Ngo, formerly our executive vice president--operations, in exchange for a promissory note from this trust in the principal amount of $50,000. Ms. Ngo has delivered to this trust a promissory note in the principal amount of $350,000. The individual trusts of which Messrs. Corliss and Bassett-Parkins and Ms. Ngo are beneficiaries are, by their terms, permitted to deliver the shares of common stock to their beneficiaries in three equal installments for a purchase price of $1.00 per share on or after January 1, 2000, 2001, and 2002 (subject to acceleration in the event of a change of control), provided that the individual beneficiary of the individual trust in question has not voluntarily terminated their employment with us prior to these dates. These individuals will satisfy the purchase price for their shares by means of the repayment of their respective promissory note to the respective individual trust. In the event that any of these beneficiaries should so terminate their employment with us prior to these dates, the trustee of the respective individual trust will return these shares in such individual trust to the master trust in satisfaction of the promissory note from this individual trust to the master trust. The master trust will then deliver these shares to its beneficiaries in proportion to their contributions of shares of common stock to the master trust. In January 2000, a new individual trust was formed, the trustee of which is Mr. Freadhoff and the beneficiary of which is Roy W. Camblin III, our chief executive officer and a director. At that time, the master trust contracted to sell to the Camblin trust 100,000 shares of common stock in exchange for a promissory note in the amount of $425,000. Messrs. Freadhoff and Beebe intend to contribute 50,000 shares of common stock each to the master trust in respect of this sale to the Camblin trust. Mr. Camblin has delivered to the Camblin trust a promissory note in the amount of $425,000. The terms of Mr. Camblin's trust are substantially similar to the description of the other individual trusts set forth above.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OWNERSHIP

    The following table sets forth, as of March 31, 2000,

    - each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding common stock,

    - each of our directors, director nominee(s) and executive officers named in the Summary Compensation Table, and

    - all of our directors and executive officers as a group,

and the number of shares of common stock beneficially owned by each person and the group and the percentage of the outstanding shares owned by each person and the group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable on, or become exercisable within 60 days following, March 31, 2000 are deemed outstanding. These option or warrant shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name.

    Except as otherwise noted below, the address of each of the persons in the table is c/o Netgateway, Inc., 300 Oceangate, 5th Floor, Long Beach, California 90802.

                                                                  NUMBER OF
                                                              WARRANTS OR OPTION                 PERCENT OF
                                                               GRANTS UNDER OUR      TOTAL         CLASS
                                                                 STOCK OPTION      BENEFICIAL   BENEFICIALLY
NAME OF BENEFICIAL OWNER                       SHARES OWNED        PLANS(3)        OWNERSHIP       OWNED
------------------------                       ------------   ------------------   ----------   ------------
Keith D. Freadhoff.......................       1,750,215                 0        1,750,215(1)      10.0%

Roy W. Camblin III.......................         500,000           150,000          650,000          3.7%

Donald M. Corliss, Jr....................         552,000                 0          552,000          3.2%

David Bassett-Parkins....................         840,667                 0          840,667          4.8%

Simon Spencer............................               0            12,500           12,500            *

Craig S. Gatarz..........................               0            93,071           93,071            *

Hanh Ngo.................................         105,000           150,000          255,000          1.4%

John Dillon..............................               0             2,500            2,500            *

Scott Beebe..............................         783,651             2,500          786,151          4.5%

William Brock............................               0           125,000          125,000            *

Ronald Spire.............................          85,302             2,500           87,802            *

Joseph Roebuck...........................               0                 0                0            0%

All current directors and executive
  officers as a group (12 persons).......       4,511,835           408,904        4,920,739         27.5%

------------------------

*   Less than 1 percent.

(1) Includes 456,666 shares of common stock currently held by the individual trusts, of which Mr. Freadhoff is trustee and over which Mr. Freadhoff has beneficial ownership.

    Netgateway's common stock was not registered under Section 12 of the Securities Exchange Act of 1934, as amended, at the end of our last fiscal year, and as a result, no performance graph information is available.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                            INCREASING THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK
                                   (ITEM III)

    At the meeting we will ask the stockholders to approve an amendment to our certificate of incorporation increasing the number of shares of common stock Netgateway is authorized to issue from 40,000,000 to 250,000,000.

    The purpose of this proposal is to enable Netgateway to effect potential future stock splits and stock dividends that will continue to make Netgateway stock affordable for a broader base of stockholders, and to issue common stock for other proper corporate purposes that may be identified in the future. The proposed amendment would increase the number of authorized shares of common stock from 40,000,000 shares to 250,000,000 shares. The board of directors adopted the proposed amendment to the certificate of incorporation at its March 7, 2000 meeting, subject to stockholder approval, and declared the proposal to be advisable. Accordingly, stockholders are asked to vote on the following resolution:

       RESOLVED, THAT THE CORPORATION'S CERTIFICATE OF INCORPORATION BE AMENDED TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE TO TWO HUNDRED FIFTY MILLION (250,000,000) SHARES OF COMMON STOCK, TO BE EFFECTED BY DELETING SECTION A OF ARTICLE IV IN ITS ENTIRETY AND INSERTING THE FOLLOWING IN LIEU THEREOF:

       FOURTH. A. The aggregate number of shares which the Corporation shall have authority to issue is 255,000,000, par value $.001 per share, of which 250,000,000 shares shall be designated Common Shares and 5,000,000 shares shall be designated Preferred Shares.

    Authorized but unissued shares of common stock may be used by Netgateway for any purpose permitted under Delaware law, including to raise capital; to provide equity incentives to employees, officers and directors; and to enter strategic transactions that the board of directors believes provide the potential for growth and profit. Authorized but unissued shares of common stock may also be used to oppose a hostile takeover attempt or to delay or prevent a change in control of Netgateway, although we have no present intention to issue shares for such purpose. The proposed amendment has been prompted by business and financial considerations, and we are not aware of any threat of takeover or change in control. While approval of the proposed amendment to the our certificate of incorporation will increase the number of authorized shares, each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized common stock. Adoption of the proposed amendment will not affect the rights of the holders of currently outstanding common stock nor will it change the par value of the common stock.

    The number of shares of common stock issued as of the record date for the
meeting, April 28, 2000, was             which includes             shares that
Netgateway holds as treasury stock. Our authorized capital currently consists of 40,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share. Since the proposed amendment would increase the number of authorized shares of common stock to 250,000,000, the total number of authorized shares would thereby be increased to 255,000,000. The proposed amendment to increase the authorized number of shares of common stock does not change the number of shares of preferred stock that we are authorized to issue. There are no shares of preferred stock currently outstanding.

    If the proposed amendment is adopted, it will become effective upon filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK NETGATEWAY IS AUTHORIZED TO ISSUE.

                   1999 STOCK OPTION PLAN FOR NON-EXECUTIVES
                                   (ITEM IV)

    At the meeting we will ask the stockholders to approve the adoption of the Netgateway's 1999 Stock Option Plan for Non-Executives.

    Our 1999 Stock Option Plan for Non-Executives was adopted and approved by the board of directors in July 1999. A total of 2,000,000 shares of common stock have been reserved for issuance under the 1999 Stock Option Plan for Non-Executives, all of which are subject to stockholder approval at the special meeting. As of March 31, 2000, options for 1,426,942 shares were outstanding thereunder at a weighted average exercise price of $9.03 per share, and 514,635 shares remain available for issuance under the 1999 Stock Option Plan for Non-Executives.

    The 1999 Stock Option Plan for Non-Executives provides for the grant of nonstatutory stock options to employees, directors and consultants.

    As of March 31, 2000, approximately 136 persons were eligible to receive grants under the 1999 Stock Option Plan for Non-Executives. The 1999 Stock Option Plan for Non-Executives is administered by a plan administrator appointed by the compensation committee of the board of directors. Subject to the restrictions of the 1999 Stock Option Plan for Non-Executives, the plan administrator, in consultation with the compensation committee, determines who is granted options, the terms of options granted, including exercise price, the number of shares subject to the option and the option's exercisability. The actions of the plan administrator are ratified by the compensation committee on a quarterly basis.

    The exercise price of options granted under the 1999 Stock Option Plan for Non-Executives is determined on the date of grant, and is generally fixed at 100% of the fair market value per share at the time of grant. The exercise price of any option granted to an optionee who owns stock possessing more than 10% of the voting power of our outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. Payment of the exercise price may be made by (1) delivery of cash or a check, bank draft or money order, in United States dollars, payable to the order of Netgateway,
(ii) through the delivery of shares of common stock already owned by the optionee with any aggregate fair market value on the date of exercise equal to the total exercise price, (iii) by having shares with an aggregate fair market value on the date of exercise equal to the total exercise price (A) withheld by Netgateway or (B) sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section 220 or any successor provision, (iv) by any combination of the above methods of payment or (v) or by any other means approval by the board of directors.

    Options granted to employees under the 1999 Stock Option Plan for Non-Executives generally become exercisable in increments, based on the optionee's continued employment, over a period of up to three years. The form of option agreement generally provides that options granted under the 1999 Stock Option Plan for Non-Executives expire ten (10) years from the date of grant. Stock options granted under the 1999 Stock Option Plan for Non-Executives are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Generally, in the event of a merger with or into another corporation or a sale of all or substantially all of Netgateway's assets, all outstanding options under the 1999 Stock Option Plan for Non-Executives accelerate and become fully exercisable upon consummation of the merger or sale of assets.

    The board may amend the 1999 Stock Option Plan for Non-Executives at any time or from time to time or may terminate the 1999 Stock Option Plan for Non-Executives without the approval of the stockholders, provided that stockholder approval is required for any amendment to the 1999 Stock Option Plan for Non-Executives requiring stockholder approval under applicable law as in effect at the time. However, no action by the board of directors or stockholders may alter or impair any option previously granted under the 1999 Stock Option Plan for Non-Executives. The board may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time.

TAX CONSEQUENCES OF OPTIONS

    The 1999 Stock Option Plan for Non-Executives provides for the grant of nonstatutory stock options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of Netgateway will be subject to tax withholding by Netgateway. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of the shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee's holding period for the shares.

    The foregoing is only a summary, based on the current federal income tax code and treasury regulations, of the federal income tax consequences to the optionee and Netgateway with respect to the grant and exercise of options under the 1999 Stock Option Plan for Non-Executives. It does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE COMPANY'S 1999 STOCK OPTION PLAN FOR NON-EXECUTIVES.

  INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1999 STOCK
                         OPTION PLAN FOR NON-EXECUTIVES
                                    (ITEM V)

    At the meeting we will ask the stockholders to approve an increase in the number of shares of common stock reserved for issuance under the 1999 Stock Option Plan for Non-Executives.

    On March 7, 2000, the board of directors adopted an amendment to the 1999 Stock Options Plan for Non-Executives to increase the number of shares reserved for issuance thereunder by 3,000,000 shares, from 2,000,000 shares to 5,000,000 shares. Without giving effect to the share amendment, only 514,635 shares remain available, as of March 31, 2000, for future grant as nonstatutory stock options under the 1999 Stock Option Plan for Non-Executives. This will not allow Netgateway to meet its anticipated needs with respect to the issuance of such additional options to employees, directors and consultants.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1999 STOCK OPTION PLAN FOR NON-EXECUTIVES.

                       SELECTION OF INDEPENDENT AUDITORS
                                   (ITEM VI)

    At the meeting we will ask the stockholders to ratify the appointment of the firm of KPMG LLP as independent auditors to audit the consolidated financial statements of Netgateway and our subsidiaries for the fiscal years ending
June 30, 1999 and June 30, 2000. Although such ratification is not required by law, the board of directors believes that stockholders should be given this opportunity to express their views on the subject. While not binding on the board of directors, the failure of the stockholders to ratify the appointment of KPMG LLP as our independent auditors would be considered by the board of directors in determining whether to continue the engagement of KPMG LLP. It is expected that representatives of KPMG LLP will attend the meeting, have the opportunity to make a statement if they so desire, and be available to answer appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS NETGATEWAY'S INDEPENDENT AUDITORS FOR FISCAL YEARS 1999 AND 2000.

                                 OTHER BUSINESS

    It is not anticipated that any other matters will be brought before the meeting for action. If any such other matters shall properly come before the meeting, however, it is intended that the persons authorized under the proxies may, in the absence of instructions to the contrary, vote or act on these matters in accordance with their best judgment.

                                 ANNUAL REPORT

    Our annual report to stockholders, including financial statements for the year ended June 30, 1999, is being distributed to all stockholders together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission. Additional copies of such report are available upon request. To obtain additional copies of the annual report, please contact our Investor Relations Department at (562) 308-0010.

                       EXPENSE OF SOLICITATION OF PROXIES

    The cost of soliciting proxies will be paid by Netgateway. In addition to solicitation by mail, solicitations may also be made by telephone, telecopy or in person. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and we will reimburse them for their expenses in so doing. Officers and other employees of Netgateway, as yet undesignated, may also request the return of proxies by telephone, telecopy or in person.

                             STOCKHOLDER PROPOSALS

    Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in Netgateway's proxy statement and for consideration at the next annual meeting by submitting their proposals in a timely manner. Any stockholder who wishes to present a proposal for the inclusion in the proxy statement for action at the next annual meeting must comply with Netgateway's certificate of incorporation and bylaws and the rules and regulations of the Commission then in effect. To be considered for inclusion in next year's proxy statement, a proposal must be mailed to Netgateway at its offices at 300 Oceangate, 5th Floor, Long Beach, California 90802, Attention:
Corporate Secretary, and must be received not later than February  28, 2001.

                                   IMPORTANT

    TO ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE SPECIAL MEETING, THE COMPANY URGES YOU TO PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                NETGATEWAY, INC.
                     MEETING OF STOCKHOLDERS, MAY 24, 2000
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE MEETING OF STOCKHOLDERS OF NETGATEWAY, INC. The undersigned hereby appoints Keith D. Freadhoff, Roy W. Camblin III and Donald M. Corliss, Jr., and each of them, as Proxies, each with the power to appoint their respective substitutes, and hereby authorizes them to represent and to vote, as designated below and in accordance with their judgment upon any other matter properly presented, all the shares of common stock (the "Common Stock"), of Netgateway, Inc. ("Netgateway") held of record by the undersigned at the close of business on April 28, 2000, at the Meeting of Stockholders to be held on May 24, 2000 or any adjournment or postponement of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE BYLAWS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS, FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS OF NETGATEWAY, FOR APPROVAL OF THE AMENDMENT TO NETGATEWAY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 250,000,000, FOR APPROVAL OF THE NETGATEWAY, INC. 1999 STOCK OPTION PLAN FOR NON-EXECUTIVES, FOR APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1999 STOCK OPTION PLAN FOR NON-EXECUTIVES AND FOR RATIFICATION OF KPMG LLP AS NETGATEWAY'S INDEPENDENT AUDITORS FOR FISCAL YEARS 1999 AND 2000.

Should any nominee decline or be unable to accept such nomination to serve as a director, an event that Netgateway does not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number or for substitute nominees designated by the board of directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS FORM PROMPTLY IN THE ENCLOSED ENVELOPE.
                       ----------------------------------

                                SEE REVERSE SIDE
                       ----------------------------------

/X/  PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Item 1, FOR the election of the director nominees named herein, FOR
Item 3, FOR Item 4, FOR Item 5 and FOR Item 6.

1.  Approval of amendment to Netgateway's bylaws to adopt a
classified board of directors.
                               / /  FOR                               / /  AGAINST                               / /  ABSTAIN
2.  Election of directors to serve until the 2000 annual             / /  FOR                   / /  WITHHELD
meeting of stockholders indicated.
   Nominees: To serve until the 2000 annual meeting:  Keith D. Freadhoff, Donald M. Corliss,
Jr. and R. Scott Beebe.
   Election of directors to serve until the 2001 annual              / /  FOR                   / /  WITHHELD
meeting of stockholders indicated.
   Nominees: To serve until the 2001 annual meeting:  Roy Camblin III, John Dillon and Joseph
Roebuck.
   Except, for vote withheld from the following nominee(s):

Please indicate by a check mark whether you plan to attend the Special Meeting
of Stockholders.    / /

3. Approval of amendment to Netgateway's certificate of incorporation increasing the number of authorized shares of common stock to 250,000,000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4.  Approval of 1999 Stock Option Plan for Non-Executives

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. Approval of an increase in the number of shares reserved for issuance under the 1999 Stock Option Plan for Non-Executives

            / /  FOR            / /  AGAINST            / /  ABSTAIN

6. The proposal to ratify the appointment of KPMG LLP as Netgateway's auditors for fiscal years 1999 and 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                   PLEASE SIGN YOUR NAME BELOW. WHEN SHARES ARE
                                   HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE THE FULL TITLE OR CAPACITY. IF A CORPORATION, PLEASE SIGN IN CORPORATE NAME BY AN AUTHORIZED OFFICER AND GIVE TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

                                   _____________________________________________
                                   PRINT NAME OF STOCKHOLDER

                                   _____________________________________________
                            SIGNATURE(S)                                    DATE